Exhibit 99.2

Unaudited Consolidated Financial Statements Motion Computing, Inc. and Subsidiaries As of March 31, 2015 and December 31, 2014 Three Months Ended March 31, 2015 and 2014

Motion Computing, Inc. and Subsidiaries

Unaudited Consolidated Financial Statements

As of March 31, 2015 and December 31, 2014

and Three Months Ended March 31, 2015 and 2014

Contents

Consolidated Financial Statements

Consolidated Balance Sheets	2
Consolidated Statements of Operations and Comprehensive Loss	3
Consolidated Statements of Cash Flows	4
Notes to Consolidated Financial Statements	5

Motion Computing, Inc. and Subsidiaries

Consolidated Balance Sheets

(amounts in thousands, except share amounts)

	March 31	December 31
	2015	2014
Assets	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$373	$1,943
Accounts receivable, net of allowance for doubtful accounts of $239 and $5 at March 31, 2015 and December 31, 2014 , respectively	6,736	10,565
Inventory	6,418	6,404
Prepaid expenses and other current assets	248	453
Total current assets	13,775	19,365
Other assets	402	489
Property and equipment, net	1,651	1,968
Total assets	$15,828	$21,822

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$11,702	$11,691
Accrued expenses and other liabilities	5,164	5,663
Deferred revenue	4,919	4,944
Long-term debt and accrued interest in default	29,276	31,446
Total current liabilities	51,061	53,744
Deferred revenue	4,636	5,366
Other long-term liabilities	46	51
Total liabilities	55,743	59,161

Commitments and contingencies	-	-

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock, $0.001 par value; 5,800,000 shares authorized; 5,264,992 shares issued and outstanding at March 31, 2015 and December 31, 2014 ; liquidation preference of $6,286,000	11,837	11,711
Series B redeemable convertible preferred stock, $0.001 par value; 5,600,000 shares authorized; 3,445,066 shares issued and outstanding at March 31, 2015 and December 31, 2014 ; liquidation preference of $7,200,000	13,082	12,938
Series B-1 redeemable convertible preferred stock, $0.001 par value; 9,400,000 shares authorized, 2,065,706 shares issued and outstanding at March 31, 2015 and December 31, 2014 ; liquidation preference of $4,317,000	7,914	7,828
Series C redeemable convertible preferred stock, $0.001 par value; 4,600,000 shares authorized; 4,371,176 shares issued and outstanding at March 31, 2015 and December 31, 2014 ; liquidation preference of $25,150,000	45,831	45,328
Series D redeemable convertible preferred stock, $0.001 par value; 11,800,000 shares authorized; 1,605,289 shares issued and outstanding at March 31, 2015 and December 31, 2014 ; liquidation preference of $18,472,000	13,475	13,290
Total redeemable convertible preferred stock	92,139	91,095
Stockholders’ deficit:
Common stock, $0.001 par value; 53,200,000 shares authorized; 6,705,262 shares issued and outstanding at March 31, 2015 and December 31, 2014	7	7
Accumulated other comprehensive income (loss)	130	92
Accumulated deficit	(132,191)	(128,533)
Total stockholders’ deficit	(132,054)	(128,434)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$15,828	$21,822

See accompanying notes to consolidated financial statements.

Motion Computing, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(amounts in thousands, except share amounts)

	Three Months Ended March 31,
	2015	2014
	(unaudited)

Revenue	$15,018	$19,563
Cost of revenue	11,137	15,601
Gross profit	3,881	3,962

Operating expenses:
Selling, general, and administrative	4,347	5,444
Research and development	846	1,452
Total operating expenses	5,193	6,896
Operating loss	(1,312)	(2,934)

Other expenses:
Interest expense	(771)	(660)
Other expense	(528)	(108)
Loss before income taxes	(2,611)	(3,702)
Income tax expense	7	6
Net loss	$(2,618)	$(3,708)

Other comprehensive (income) loss:
Foreign currency translation adjustment	38	(18)
Total other comprehensive (income) loss	38	(18)
Total comprehensive loss	$(2,556)	$(3,690)

See accompanying notes to consolidated financial statements.

Motion Computing, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(2,618)	$(3,708)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	406	139
Noncash interest expense	365	252
Loss (gain) on sale of property and equipment	4	(3)
Noncash stock compensation expense	3	9
Changes in operating assets and liabilities:
Accounts receivable, net	3,829	4,047
Inventory, net	(14)	377
Prepaid expenses and other current assets	292	(4)
Accounts payable	11	563
Accrued expenses and other liabilities	(499)	(138)
Deferred revenue	(755)	442
Net cash provided by operating activities	1,024	1,976

Investing activities
Purchase of property and equipment	(106)	(111)
Proceeds from sale of assets	-	9
Net cash used in investing activities	(106)	(102)

Financing activities
Payments on line of credit	(2,246)	(2,505)
Payments on term loan	(275)	-
Proceeds from (payment of) capital lease obligation	(5)	(3)
Proceeds from exercise of stock options	-	3
Net cash used in financing activities	(2,526)	(2,505)

Effect of foreign exchange rate on cash and cash equivalents	38	37

Net decrease in cash and cash equivalents	(1,570)	(594)
Cash and cash equivalents, beginning of year	1,943	2,933
Cash and cash equivalents, end of year	$373	$2,338

Supplemental disclosures of noncash investing and financing activities:
Interest paid	$327	$1,313
Cash paid for taxes	$3	$50

See accompanying notes to consolidated financial statements.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Description of Business

Motion Computing, Inc. (Motion or the Company), a Delaware corporation, is a provider of integrated mobile computing solutions, featuring products and services customized for the unique needs of its target vertical markets. Motion’s enhanced line of rugged tablet personal computers, mobile point-of-care solutions, accessories, and services is designed to increase mobile productivity while providing portability, security, power, and versatility. Founded in 2001 and headquartered in Austin, Texas, Motion sells through its global network of resellers and distributors.

The Company established a wholly owned subsidiary, Motion Computing Holding Company, Inc., a Delaware corporation, on March 10, 2004. The subsidiary holds the Company’s foreign subsidiaries and branches.

2. Summary of Significant Accounting Policies

a) Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). All significant intercompany transactions and balances have been eliminated.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses since its inception and on February 13, 2015, the Company was notified by its senior secured creditor that it was in default with certain covenants of its loan facility. The Company did not cure the events of default. On April 17, 2015, the senior secured creditor foreclosed on the majority of the Company's assets and sold certain of those assets to an independent buyer in a private foreclosure. Certain assets of the Company that did not secure the loan facility were sold to the buyer of the foreclosed assets by the Company. As a result of the foreclosure, the Company is in the process of winding down its remaining operations. The accompanying consolidated financial statements do not include any adjustments that resulted from these actions.

b) Use of Estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. These estimates and assumptions are affected by management’s application of accounting policies. Estimates are deemed critical when a different estimate could have reasonably been used or where changes in the estimates are reasonably likely to occur from period to period, and would materially impact the Company’s financial condition, changes in financial condition or results of operations. On an ongoing basis, the Company evaluates the estimates, including those related to its revenue recognition, allowance for doubtful accounts, inventory valuation, warranty reserves, depreciation, tooling amortization, financial instruments (including the warrant for redeemable convertible preferred stock), stock-based compensation and income taxes. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from management’s estimates and assumptions.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

c) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

d) Financial Instruments and Credit Risk

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents and accounts receivable from customers. Accounts receivables are generally unsecured. With respect to accounts receivables, the Company performs ongoing credit evaluations of customers and generally does not require collateral.

While the Company’s cash and cash equivalents are on deposit with high quality FDIC insured financial institutions, at times such deposits exceed the insured limits.

Receivables are concentrated with a small number of customers. The Company maintains an allowance for doubtful accounts when deemed necessary.

The amounts reported for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are considered to approximate their fair values based on comparable market information available at the respective balance sheet dates and their short-term nature. The fair value of the Company’s long-term debt approximates its face value.

e) Inventory

Inventory is stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The valuation of inventory requires the use of estimates regarding the amount of current inventory that will be sold and the prices at which it will be sold based on an assessment of expected orders for these products from the Company’s customers. Additionally, the estimates reflect changes in the Company’s products or changes in demand because of various factors including the market for the Company’s products, obsolescence, product discontinuation, technology changes and competition.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

f) Property and Equipment

Property and equipment (P&E) are recorded at cost and depreciated over their estimated useful lives, which range from one to six years, using the straight-line method. Leasehold improvements are depreciated over the shorter of six years or the lease term. Upon retirement or sale, the cost and the accumulated depreciation of the assets retired or sold are removed from the P&E pool, and any resulting gain or loss is recognized in the period incurred. Repairs and maintenance costs are expensed as incurred if they do not significantly prolong the useful life of original P&E. The Company performs reviews for impairment of P&E whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company capitalizes eligible internal-use software development costs incurred subsequent to the completion of the preliminary project stage. Software development costs are amortized over the shorter of the expected useful life of the software or three years.

g) Revenue Recognition

Revenue includes sales of hardware, software, peripherals, and services, which include consulting, training, standard warranty, extended warranty contracts, and out-of-warranty repairs. These products and services are either sold separately or as part of a multiple-element arrangement. The Company allocates revenue from multiple-element arrangements based upon the relative fair value of the elements.

The Company generates revenues by selling products and services to distributors, value-added resellers, and end users. The Company’s policy is to recognize revenues when products or services have been delivered, title and risks of ownership have been transferred to the customer, persuasive evidence of an arrangement exists, prices are fixed or determinable, and collection of the resulting receivables is reasonably assured. The Company offers price protection and limited return rights to most of its distributors. Consequently, for transactions with distributors, revenue and related costs of sales are not recognized until such rights expire, which is upon receiving notification from distributors that products have been resold. As of March 31, 2015 and December 31, 2014, the cost of unsold products at distributors totaled $615 and $1,416, respectively.

Revenue from extended warranty contracts is recorded as deferred revenue and recognized over the term of the contract, or when the service is completed. Revenue from consulting and training contracts, provided that there are no post-delivery obligations and the price is fixed or determinable, is recorded upon completion and delivery of consulting services.

h) Standard Warranty

The Company accounts for the costs that it estimates will be incurred under its standard warranty, which is typically one year, at the time of sale. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rate of warranty claims on those units, and the cost per claim to satisfy the Company’s warranty obligation. As these factors are affected by actual experience and future expectations, the Company assesses the adequacy of its recorded warranty liabilities at the end of each reporting period and adjusts the amounts as necessary.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

i) Shipping Costs

The Company’s shipping and handling costs associated with product delivery and repair are included in cost of revenue for all periods presented.

j) Research and Development

Costs incurred in the research and development of the Company’s products are expensed as incurred.

3. Inventory

Inventory consists of the following at:

	March 31, 2015	December 31, 2014

Raw materials	$2,250	$1,590
Finished goods	3,553	3,398
Channel inventory	615	1,416
Total	$6,418	$6,404

Substantially all of the Company’s inventory is consigned to its fulfillment and service partners, except for channel inventory. Channel inventory represents inventory at distributors for transactions in which revenue and related costs of sales are not recognized.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Debt

The following table summarizes the Company’s long-term debt at:

	March 31, 2015	December 31, 2014

Current and long-term debt (in order of liquidation preference):

$12.5 million revolving line of credit, at the greater of prime plus 2.75% or 6.25% for formula borrowings and at the greater of prime plus 3.00% or 6.5% for non-formula borrowings with principal due on April 1, 2016, and interest due monthly.	$8,364	$10,610
$7 million issued on December 27, 2013, at 12% interest, with a term of 48 months. Interest paid monthly for the first 15 months and thereafter monthly payments equal to $248 for the following 33 months, with the unamortized balance plus a terminal fee of 16% of the original principal due on December 31, 2020.	5,726	6,001
$3 million notes convertible to preferred stock issued on December 22, 2008, at 10% with principal and interest due on January 1, 2017.	3,000	3,000
$3 million notes convertible to preferred stock issued on December 22, 2008, and $3 million notes convertible to preferred stock issued on February 27, 2009 and March 30, 2009, at 10% with the notes balance plus interest due on January 1, 2017.	6,196	6,196
	23,286	25,807
Terminal fee	697	576
Long-term interest payable	5,293	5,063
Total long-term debt and accrued interest in default	$29,276	$31,446

On September 12, 2014, the Company entered into a loan and security agreement with a commercial bank to provide a revolving line of credit of up to $12.5 million for working capital purposes (2014 Revolving Line of Credit). Proceeds from the 2014 Revolving Line of Credit were used to retire the outstanding balance of the Company's previous revolving line of credit. The 2014 Revolving Line of Credit includes a non-formula advance provision of up to $4 million and the 2014 Revolving Line of Credit matures on April 1, 2016, unless extended by mutual agreement.

Borrowings under the 2014 Revolving Line of Credit associated with formula borrowings bear interest at the greater of 2.75% above the prime rate or 6.25% and non-formula borrowings at the greater of 2.75% above the prime rate or 6.5%. The 2014 Revolving Line of Credit agreement requires that the Company to comply with certain financial and reporting covenants. Outstanding borrowings under the 2014 Revolving Line of Credit are collateralized by substantially all of the Company’s assets and are senior to all other Company debt.

On February 13, 2015, the Company was notified by its senior secured creditor that it was in default with certain covenants of the 2014 Revolving Line of Credit. The Company did not cure the events of default. On April 17, 2015, the senior secured creditor foreclosed on the majority of the Company's assets and sold certain of those assets to an independent buyer in a private foreclosure. Certain assets of the Company that did not secure the 2014 Revolving Line of Credit were sold to the buyer of the foreclosed assets by the Company.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

On December 27, 2012, the Company entered into a note purchase agreement with investors to provide a $7 million term loan (the 2012 Term Loan). The 2012 Term Loan has a term of 48 months commencing on December 27, 2012, with an annual fixed interest rate of 12%. The 2012 Term Loan provided up to $5 million to the Company for working capital and other purposes as of December 27, 2012, with an additional $2 million available after March 27, 2013. On December 27, 2012, the Company used $2.8 million of the proceeds from the 2012 Term Loan to repay in full the outstanding balance on a then-existing term loan. On March 28, 2013, the 2012 Term Loan provided an additional $2 million for working capital and other purposes.

During each of the first 12 months of the term of the 2012 Term Loan, the Company was required to pay interest on the outstanding balance. Beginning in the 13th month of the term of the 2012 Term Loan, the Company was required to pay interest and principal for a 36-month period, consisting of principal and interest. The remaining unamortized balance of the 2010 Term Loan plus 9% of the original principal was due in the 48th month of the term.

On December 31, 2013, the Company amended the 2012 Term Loan to extend the interest-only term to 15 months. Beginning in the 16th month of the term of the 2012 Term Loan, the Company was required to pay interest and principal for a 33-month period, with a monthly payment of $248 consisting of principal and interest. The remaining unamortized balance of the 2010 Term loan plus 16% of the original principal was due in the 48th month of the term. On March 20, 2014, the Company amended the 2012 Term Loan again to revise the monthly payment amounts for months 16 through 48. Beginning in the 16th month of the term of the 2012 Term Loan, the Company was required to pay interest and principal for a 3-month period, with a monthly payment of $124 consisting of principal and interest. Beginning in the 19th month of the term of the 2012 Term Loan, the Company was required to pay interest and principal for a 30-month period, with a monthly payment of $262 consisting of principal and interest. The remaining unamortized balance of the 2010 Term Loan plus 20% of the original principal was due in the 48th month of the term. The 2010 Term Loan was not repaid in accordance with its terms on its maturity date, December 27, 2014.

The 2012 Term Loan requires the Company to comply with certain covenants related to financial performance, reporting, and indebtedness. Outstanding borrowings under the 2012 Term Loan are collateralized by substantially all of the Company’s assets, subordinate to the 2014 Revolving Line of Credit and senior to all convertible notes.

On December 22, 2008, pursuant to a purchase agreement between the Company and certain investors (Convertible Note Purchase Agreement), the Company issued $6,125 in aggregate principal amount of subordinated convertible notes with a fixed interest rate of 10%.

On February 27, 2009 and March 30, 2009, the Company completed the second round of funding under the Convertible Note Purchase Agreement. This funding resulted in the issuance and sale of $3,071 in aggregate principal amount of subordinated convertible notes with a fixed interest rate of 10%. All of the subordinated convertible notes issued pursuant to the Convertible Note Purchase Agreement (Convertible Notes) mature on January 1, 2017.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The Convertible Notes are subordinate to 2014 Revolving Line of Credit and the 2012 Term Loan. The Convertible Note Purchase Agreement requires the Company to comply with the covenants of the 2014 Revolving Line of Credit.

The Convertible Notes can be converted into the Company's Series D Redeemable Convertible Preferred Stock (Series D Preferred Stock) at the option of the note holder upon occurrence of a qualified financing, initial public offering, liquidation event, or an equity financing. The conversion price of the Convertible Notes in the case of a qualified financing is equal to 75% of the lowest price paid for such qualified securities. If an initial public offering of securities closes, the conversion price will be equal to 75% of the price per share that is sold to the public. In the case of an equity financing, the conversion price will be 75% of the lowest price per share paid for such equity securities. At December 31, 2013, the estimated intrinsic value of the beneficial conversion feature associated with the discounted conversion prices exceeded the value of the debt proceeds allocated to the Convertible Notes.

In conjunction with the Convertible Notes issuance, the Company granted a warrant to purchase Series D Preferred Stock at a 25% discount to each of the investors. Warrant coverage is equal to the amount of the Convertible Notes plus accrued interest. The warrant expired unexercised in 2014.

All of the long-term debt and accrued interest has been classified as a current liability as a result of the default and foreclosure under the 2014 Revolving Line of Credit.

6. Deferred Revenue

Fees from extended warranty contracts are recorded as deferred revenue and subsequently are recognized ratably over the term of the contract. The Company provides for an estimate of costs that will be incurred under its standard warranty contemporaneously with the recognition of revenue for the associated products sold. Costs associated with service and extended warranty contracts are recognized as incurred.

Changes in the Company’s deferred revenue are as follows:

	Three Months Ended March 31,
	2015	2014

Deferred revenue, beginning of period	$10,310	$9,390
Revenue deferred and costs accrued for new warranties	852	2,065
Service obligations fulfilled	(395)	(505)
Amortization of deferred revenue	(1,212)	(1,118)
Deferred revenue, end of year	9,555	9,832
Current portion	4,919	4,574
Long-term portion	$4,636	$5,258

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Commitments, Contingencies, and Concentrations

a)	Premises

The Company leases facilities in Austin, Texas. In December 2014, the Company entered into an extension of their lease agreement to July 31, 2019 and to reduce their occupied square footage effective July 31, 2015. The renewal's initial annual lease commitment is $627 and the lease maturity date is July 31, 2019 and the related payments are included in the minimum annual payments table shown below. Rent expense for the three months ended March 31, 2015 and 2014 was $194 and $189, respectively.

Future minimum lease payments under all operating leases and capital leases for each of the five succeeding years and thereafter are as follows:

	Operating	Capital
	Leases	Leases
Period ending December 31:
2015	$493	$21
2016	632	28
2017	644	28
2018	656	7
2019 and thereafter	501	-
Total contractual cash obligations	$2,926	$84
Less amount representing interest and taxes		$(21)
Present value of minimum lease payments		63
Less current portion		$(17)
Capital lease obligation, net of current portion		$46

b)	Purchase commitment

In the normal course of operations, the Company enters into purchase commitments for inventory and other goods and services.

c)	Litigation

The Company is subject to legal proceedings and claims in the ordinary course of business.

Since the foreclosure sale of substantially all of the Company's assets, three companies have filed lawsuits against the Company and the buyer of certain of the Company's assets for alleged infringement of the claimant’s patent by the Company's products. The buyer of certain of the Company's assets believes the claims are without merit and that it is not liable for claims arising prior to the acquisition and intends to pursue its defenses against those claims. The buyer of certain of the Company's assets subsequently settled one of the lawsuits by entering into a license agreement with a modest one-time payment.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Financial Instruments and Credit Risk

a) Interest rate risk

At March 31, 2014, the 2014 Revolving Line of Credit had a cost of funds fee interest rate with a variable component based on the Wall Street Journal’s prime rate. If the Company borrowed 100% of the available line for a full year and the bank’s prime lending rate increased by 1%, the Company’s costs would increase by approximately $125.

b) Foreign exchange risk

The Company’s revenues are denominated in seven currencies, U.S. Dollar, Swiss Francs, Euro, Canadian Dollar, British Pound, Australian Dollar and New Zealand Dollar. The majority of the Company’s expenses are in United States dollars, however, there are significant operating expenses, principally salaries for foreign based employees, denominated in their local currencies. Consequently, the Company is subject to foreign exchange risk. The Company marks to market all receivables denominated in foreign currency monthly, using current rates. Due to unfavorable fluctuations in foreign exchange rates, the Company incurred $325 of foreign exchange losses for the three months ended March 31, 2015.

c) Credit risk

Information regarding the Company’s accounts receivable credit risk is as follows:

As of March 31,	Accounts Receivable (in millions)	Number of Customers with Receivable Balance >10% of Total Receivables	Customer Share as a Percent of Total Receivables	Percentage Share of Total Receivables
2015	$6.7	2	44%	44%
2014	$10.6	1	45%	45%

The receivables representing 98% of the accounts receivable balance at March 31, 2015 were subsequently collected.

9. Segmented Information

The Company operates in one segment, the sale of rugged mobile tablet PC systems. Approximately 53% and 59% of the Company’s revenue for the three months ended March 31, 2015 and 2014, respectively, was derived from sales in the United States.

Motion Computing, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The distribution of revenue by country is segmented as follows:

	Three Months Ended March 31,
	2015	2014
Revenue by country:
United States	$7,988	$11,475
All other countries	7,030	8,088
	$15,018	$19,563

The Company has a variety of customers and in any given year a single customer can account for a significant portion of sales. For the three months ended March 31, 2015, the Company had 1 customer that had sales that were greater than 10% of total revenue, and this customer was located in the United States of America. For the three months ended March 31, 2014, the Company had two customers located in the United States of America that had sales that were greater than 10% of total revenue. The percentages of total revenue from these customers are as follows:

Three Months Ended March 31,	Total Revenue (in millions)	Number of Customers with Revenue of 10% or greater of Total Revenue	Customer Share as a Percent of Total Revenue	Percentage Share of Total Revenue
2015	$15.0	1	35%	35%
2014	$19.6	2	56%	56%

No more than 10% of the Company’s assets were located in any country, other than the United States, during each of the three months ended March 31, 2015.

10. Subsequent Events

On February 13, 2015, the Company was notified by its senior secured creditor that it was in default with certain covenants of its loan facility. The Company did not cure the events of default. On April 17, 2015, the senior secured creditor foreclosed on the majority of the Company's assets and sold certain assets to an independent buyer in a private foreclosure. Certain of those assets of the Company that did not secure the loan facility were sold to the buyer of the foreclosed assets by the Company. As a result of the foreclosure, the Company is in the process of winding down its remaining operations.